DATED 15 NOVEMBER 2005
                            ------------------------



                       (1)     LINDSAY MEREDITH SMITH


                                       AND


                       (2)     THE PRIVATE TREATY MARKET PLC

                                       AND

                       (3)     PRIVATE TRADING SYSTEMS INC



                 ______________________________________________

                                SERVICE AGREEMENT
                  _____________________________________________



                       17 Hanover Square  London  W1S 1HU
                     Tel: 020 7917 8500  Fax: 020 7917 8555

This Agreement is made on the 8th day of November 2005

BETWEEN:

1. THE PRIVATE TREATY MARKET PLC (Company Number 04696513) whose registered office is at 1 Mark Road, Hemel Hempstead, Hertfordshire, HP2 7BN ("the Company")

2. PRIVATE TRADING SYSTEMS INC registered under the laws of Nevada and of 15849 North 71st Street, Suite 105, Scottsdale, AZ 85254 ("PTSI").

and

3. LINDSAY MEREDITH SMITH of 93 Highgate West Hill, Highgate, London N6 6EH ("the Executive")

IT IS HEREBY AGREED AS FOLLOWS:

1    INTERPRETATION

1.1 In this Agreement the following words and expressions shall have the following meanings:

     1.1.1 "GROUP COMPANY" - a company which is from time to time a Subsidiary or a Holding Company of the Company or a Subsidiary (other than the Company) of a Holding Company of the Company

     1.1.2     "GROUP"  the  Company and any Group Companies from time to time;

     1.1.3 "THE BOARD" - the board of directors from time to time of the Company including any committee of the board duly appointed by it;

     1.1.4 "SUBSIDIARY" and "Holding Company" - the meanings respectively ascribed thereto by s. 736 of the Companies Act 1985 as originally enacted;

     1.1.5     "THE  ERA"-  the  Employment  Rights  Act  1996;  and

     1.1.6 "TERMINATION DATE" means the date of termination of the Executive's employment.


1.2 References in this Agreement to statutes shall include any statute modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same.

1.3 Headings are for ease of reference only and shall not be taken into account in the construction of this Agreement.


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
2    APPOINTMENT

2.1 The Company hereby appoints the Executive and the Executive agrees to serve the Company as President and Chief Executive Officer and as a statutory Director from the date hereof ("the Commencement Date") or in such comparable position as may from time to time in its absolute discretion be specified by the Board and as a Director of PTSI.

2.2 If the Executive is unable to fully carry out his duties due to illness or incapacity, the Company may, in its absolute discretion, engage or employ any other person or persons to perform some or all of the Executive's duties on a temporary basis until the Executive is able fully to resume the proper performance of his duties hereunder.

2.3 Nothing in this Agreement shall mean or be deemed to mean that the Company is obliged to provide work to the Executive or that the Executive has the right to perform services for the Company or the Group Company.

3    WARRANTIES  ON  APPOINTMENT

3.1 The following warranties will be deemed to be given by the Executive to the Company on the date of this Agreement:

     3.1.1 he has disclosed to the Board all information which might lead to a conflict between his personal interests and the interests of the Company in the light of his knowledge of the Company's current plans and activities. The said declaration includes without limitation a list of all his current substantial shareholdings directorships, partnerships and appointments; and

     3.1.2 he has taken independent legal advice about the post termination restrictions referred to at clause 16 and he hereby agrees that the said restrictions and definitions are reasonable as at the date of this Agreement.

4     TERM OF APPOINTMENT

4.1 Subject to clause 18 hereof, the Executive's employment shall continue from the Commencement Date for a fixed period of five years until 7 November 2010 ("the Fixed Term"). The term of employment under this Agreement may be extended by further written agreement between the parties in additional increments of two years or longer, as the parties may agree, with such agreement to be reached by the parties no later than 60 days prior to the expiration of the existing agreement. The Executive can at any time during his employment, terminate his employment by giving to the Company 90 days written notice to terminate.

4.2 The Company reserves the right, exercisable in its absolute discretion, to terminate the Executive's employment by making a payment in lieu of the unexpired part of the fixed period set out in clause 4.1 above or any further period or applicable notice agreed between the parties from time to time. Any payment in lieu of notice shall consist of a sum equivalent to the

     Executive's basic salary (at the rate applicable at the date notice is given) and benefits (including within limitation bonus, car provision or allowances, insurance cover and pension contributions) specified in this Agreement or otherwise, or a payment of the monetary value in lieu thereof, for the unexpired part of the Fixed Term or any further period or applicable notice agreed between the parties from time to time. Such payment in lieu shall be subject to such lawful deductions as the Company is required to make.

4.3 The Executive's continuous employment with the Company will begin on the Commencement Date. No employment with a previous employer will count as part of the Executive's period of continuous employment with the Company.

5    POWERS,  DUTIES,  WORKPLACE  AND  WORKING  HOURS

5.1 During the continuance of his employment hereunder the Executive shall owe a duty of fidelity and good faith to the Company which shall include the following:

     5.1.1 unless prevented by ill health or other unavoidable cause during Normal Working Hours (as defined in clause 5.3) the Executive shall devote his attention and abilities to carrying out his duties hereunder and to the business of the Company and any Group Company, and use his best endeavours to develop the business and interests of the Company and any Group Company and will not extend, develop or evolve the business of the Company and any Group Company other than through the Company and any Group Company and will bring to the attention of the Company any relevant business opportunities for the Company or any Group
               Company  of  which  the  Executive  becomes  aware;

     5.1.2 the Executive shall diligently and faithfully serve the Company and its Group Companies to the best of his ability and carry out his duties in a proper and efficient manner and use his best endeavours to promote and maintain the interests and reputation of the Company and of its Group Companies;

     5.1.3 the Executive shall exercise such powers and perform such duties in relation to the business of the Company and/or of its Group Companies as may from time to time be vested in or assigned to him by the Board;

     5.1.4 the Executive shall keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and/or its Group Companies and provide such explanations as the Board may reasonably require; and

     5.1.5 inform the Company Secretary of any change in his home address or telephone number, bank or building society details (for payment purposes) relevant qualifications and licences or any criminal charges or convictions.

5.2 Subject to clause 2.4 the Executive's normal place of work shall initially be his home and thereafter shall be the Company's offices in Central London from time to time.

5.3 Subject to clause 2.4 the Executive's normal working hours shall be five days each week for such hours as may be necessary for the proper and efficient performance of the Executive's duties.

6    WORKING  TIME  REGULATIONS  OPT-OUT

     The parties agree that the Executive is regarded as a "managing executive" for the purposes of the Working Time Regulations 1998 ("the Regulations"). In any event, the Executive accepts that by signing this agreement he has agreed that regulation 4(1) of the Regulations (which limits the Executive's working time to an average of 48 hours for each 7 days) shall not apply. The Executive accepts that this opt-out will be for an indefinite period but may be terminated by the Executive giving 3 months written notice of termination of the opt-out to the Company at any time.

7    RESTRICTIONS  DURING  EMPLOYMENT

     The Executive shall not during the continuance of his employment hereunder (whether during or outside of his employment or his working hours) without the prior consent in writing of the Board either alone or jointly with or on behalf of others and whether directly or indirectly and whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise howsoever shall not engage in, carry on or be interested or concerned in any other business, trade, profession, occupation or fee-earning activity which competes with the business of the Company or any Group Company or which may, in the opinion of the Board, cause conflicts of interest in connection with the Executive's duties to the Company or any Group Company. This shall not preclude him from holding not more than three per cent of any class of issued shares or other securities which are listed or dealt in on any recognised stock exchange by way of bona fide investment only.

8    REMUNERATION

8.1 During his appointment the Company shall pay the Executive a basic salary at the rate of 150,000(British Pounds Sterling) (US$262,000) per annum which shall accrue from day to day and be payable in equal monthly instalments in respect of the current month, on or before the last day of each month or the nearest working day thereto and shall be subject to all lawful deductions. The salary shall be deemed to include any fees receivable by the Executive as a Director of the Company or any Group Companies. The Executive's salary shall be reviewed 90 days before each anniversary of the Commencement Date by the Compensation Committee. For the avoidance of doubt, remuneration shall not be reduced without the prior written consent of the Executive.

8.2 For the purposes of the ERA the Executive authorises the Company at any time during his employment, and in any event upon termination howsoever arising, to deduct from the Executive's remuneration under this Agreement any sums from time to time owed by him to the Company or any Group Company, including but not limited to any outstanding loans, advances, excess holiday, the cost of repairing any damage or loss of the Company's property caused by the Executive (and of recovering it) and any other monies owed by the Executive to the Company.

8.3 Any benefits provided by the Company or any Group Company to the Executive which are not expressly referred to in this Agreement shall be regarded as ex gratia and made at the absolute discretion of the Company and shall not confer any contractual entitlement upon the Executive.

8.4 The Executive shall be entitled to receive the sum of 140,000(British Pounds Sterling) subject to all lawful deductions, by way of a sign-on bonus. This sign-on bonus will be paid to the Executive within 60 days of the Commencement Date.

8.5 In addition to the bonus at clause 8.4 above, the Executive shall be entitled to an annual bonus which shall be based on performance targets and measures to be agreed in writing between the Executive and the Compensation Committee in advance of the commencement of the year for which such performance measures and targets shall be in place. For the first year of this Agreement, the performance measures and targets will be established within 60 days of the Commencement Date. The bonus shall be a minimum of 75% of the Executive's basic salary and a maximum of 150% of the Executive's basic salary in any given year.

8.6  Option  Grants
     --------------

     Executive will have been granted as of December 2004 an option entitling him to purchase 6,000,000 shares of the common stock of PTSI at an exercise price of US $00.50 (Fifty Cents) per share, the fair market value at the time Executive was granted the option. The option is to be fully vested upon issuance and shall have full registration rights, and shall have an expiration period of seven years. As an additional incentive, PTSI will issue to Executive an additional option under the Company's Long-Term Equity Incentive Plan once adopted entitling Executive to purchase an additional 6,000,000 shares of PTSI common stock pursuant to PTSI's standard form of option agreement. The sequent option will vest in three equal installments on an annual basis over a three year period, contingent only upon Executive's continued employment with PTSI or the Company.

9    EXPENSES

9.1 The Company shall reimburse to the Executive first class travel expenses, hotel, entertainment and other out-of-pocket expenses, and travel expenses of his spouse where appropriate, reasonably incurred by him in the proper performance of his duties (which shall include without limitation attending approved professional meetings and furthering the Company's interests) hereunder subject to his compliance with the Company's guidelines as amended from time to time relating to expenses and to production (if required) of receipts, vouchers or other evidence of actual payment of the expenses.

9.2 Throughout the Executive's employment, the Company shall pay to the Executive the sum of 5,000(British Pounds Sterling) (US$8,750) per annum in respect of obtaining tax, legal and other professional advice relating to his office and employment.

9.3 Throughout the Executive's employment, the Company shall provide suitable office equipment (to include without limitation computers, a photocopier, fax, telephone, and such other equipment the Executive requires to carry out his duties) which the Company will upgrade or replace every three years. The Company agrees that upon termination of this Agreement howsoever arising, such equipment shall be transferred to the Executive and so will not be returned to the Company.

10   BENEFITS

10.1 Private  Medical  Insurance
     ---------------------------

     Throughout his employment the Executive and his spouse and dependent children up to the age of 18 shall be entitled to membership of any Company or Group private medical insurance scheme in place. In the absence of such a scheme being in place or if the Executive elects to arrange his own cover, the Company will pay the reasonable cost of the Executive putting such cover into place.

10.2 Permanent  Health  Insurance  and  Critical  Illness  Cover
     -----------------------------------------------------------

     Throughout his employment the Executive is entitled to participate in the Company or Group permanent health insurance and critical illness schemes if any are in place. The Company shall procure that such cover shall provide for payments over a minimum period of five years at a daily rate of 285(British Pounds Sterling) (US$500) or more. If there are no such schemes in place or if the Executive elects to arrange his own cover, the Company will pay the reasonable cost of the Executive putting such cover into place. Furthermore, the Company agrees not to terminate the Executive's employment if such termination prejudices the Executive's right to receipt of benefits under such a scheme.

10.3 Life  Assurance
     ---------------

     Throughout his employment the Executive is eligible to participate in the Company's or Group's life assurance scheme for the time being in force. The Company will procure that such life cover shall be for a sum equivalent to 2,000,000(British Pounds Sterling) (US$3,500,000), and be payable to the beneficiary of the Executive's choice. If no such cover is in place, the Company will pay the reasonable cost of putting such cover in place.


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
10.4 Director's  and  Officers  liability
     ------------------------------------

     10.4.1 The Company will arrange, with effect from the commencement of the Executive's employment, directors' and officers' liability insurance for the Executive's benefit and all other appropriate and relevant insurance to cover all acts done by him in good faith as an officeholder of the Company and Group.

     10.4.2 The Company also hereby agrees to indemnify the Executive and to keep him indemnified on a full indemnity and continuing basis, even after the termination of his office, employment and/or this Agreement, in respect of all matters, costs, claims, expenses and legal expenses arising out of his appointment as a director of and/or his employment with the Company and Group. This indemnity shall all survive any revisions to this Agreement or the Company's Memorandum and Articles of Association or amendment or repeal of any of the Bylaws relevant to the Group.

10.5 Professional  Membership
     ------------------------

     The Company shall throughout the Executive's employment pay the cost of two appropriate memberships (which shall include without limitation memberships of any appropriate professional bodies or associations or clubs) for the Executive in each year.

10.6 Motor  car
     ----------

     10.6.1 During the Executive's employment under this Agreement and whilst the Executive is legally entitled to drive, the Company will provide him with a motor car for use in the performance of his duties under this Agreement and for his personal use. The type and model of the car will be determined by the Board and will at all times be commensurate with the Executive's status and of equivalent grade to the company car driven by the Executive as at the date of commencement of this Agreement. Subject as follows the Company will bear the cost petrol and oil whether or not associated with personal use, insuring, testing, taxing, repairing and maintaining the motor car and providing suitable accidental break down cover.

     10.6.2 The Executive will alternatively, if he does not wish to be provided with a company car in accordance with clause 10.6.1, be entitled to a car allowance of 10,000(British Pounds Sterling) per annum which shall be paid with salary and be subject to PAYE deductions and any other statutory deductions. The amount will be reviewed and may be adjusted annually.

     10.6.3 The Executive will be permitted reasonable use of the motor car for his own private purposes (including use on holidays) but must pay all fuel expenses directly attributable to such use.


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
     10.6.4 The Executive will take good care of the motor car and will observe the terms and conditions of any policy of insurance and all regulations issued from time to time by the Company regarding the use of motor cars provided to its officers or employees.

     10.6.5 The motor car will be replaced every three years with such make and model as the Board may reasonably determine.

     10.6.6 On the termination of his employment under this Agreement for any reason the motor car then in the Executive's possession shall become his personal property free and clear of all liens or further obligations.

10.7 Travel  Accident  Insurance
     ---------------------------

     Throughout his employment, the Company shall put in place for the benefit of the Executive travel accident insurance in the sum of 2,000,000(British Pounds Sterling) (US$3,500,000) which shall be payable to the beneficiary of the Executive's choice.

10.8 Other  Benefits
     ---------------

     The Executive shall be entitled to all other benefits provided to other senior executive employees of the Company or the Group, as and when such benefits become available.

11   PENSION

     The Company will pay contributions at the rate of an amount equivalent to 20% per annum of the Executive's basic salary to an Inland Revenue approved personal pension scheme of his choice subject to relevant Inland Revenue limits from time to time. There is not a contracting-out certificate in force in respect of the Executive's employment.

12   ABSENCES

     The Executive will be permitted to be absent from the Company during working days to attend professional meetings and to attend to such outside professional duties in the Company's field as have been agreed between him and the Board form time to time. For the avoidance of doubt, attendance at such approved meetings and the accomplishment of approved professional duties shall be deemed to be part of his employment duties and part of his working hours as defined in clause 5.3 above.

13   HOLIDAYS

13.1 The Company's holiday year runs from 1 January to 31 December ("Holiday Year").

13.2 In addition to normal bank and other public holidays in England, the Executive shall be entitled in every Holiday Year to 25 working days paid holiday to be taken at such time or times as may be agreed with the Board. For the purposes of the Working Time Regulations, the Executive is required to take a minimum of 20 days holiday including normal bank and public holidays in England in each Holiday Year ("Statutory Holiday").

13.3 The  Executive  may  carry  forward  all  holiday  other than the Statutory
     Holiday.

13.4 Paid holiday entitlement shall accrue at the rate of 2.08 working days per month of completed service in each calendar year and on the determination of his employment hereunder the Executive shall be entitled to pay in lieu of outstanding holiday entitlement in respect of that calendar year or shall be required to repay to the Company for holiday taken in excess of his actual entitlement and for the purposes of this clause the basis of calculation shall be 1/260 annual salary for each day's holiday entitlement. The Company reserves the right to require the Executive to take any accrued unused holiday entitlement during his period of notice.

14   INCAPACITY

14.1 If the Executive is absent from work due to illness or accident he shall notify a member of the Board as soon as possible and if this incapacity continues for seven or more consecutive days he shall on the seventh day of such absence and on each succeeding seventh day submit a doctor's certificate to the Company.

14.2 If the Executive is absent from work due to incapacity duly notified and certified in accordance with clause 14.1 the Company will pay the Executive his full remuneration for up to an aggregate of 12 months in any 24 month period and thereafter such remuneration as the Board shall in its absolute discretion determine until he has resumed his duties.

14.3 The remuneration paid under clause 14.2 for absence due to incapacity shall include any statutory sick pay (SSP) payable and when this is exhausted shall be reduced by the amount of social security sickness benefit or other benefits recoverable by the Executive (whether or not recovered). For SSP purposes the Executive's qualifying days are Monday to Friday.

14.4 For the purposes of clauses 14.2 and 14.3 above, "incapacity" shall mean any illness, accident or other likely cause but excluding any illness or accident caused by the Executive's own negligence or self infliction such as alcoholism and/or drug abuse which prevents the Executive from performing his duties hereunder.

14.5 If the Executive becomes incapable of performing his duties and responsibilities hereunder for any reason which entitles him to recover damages from a third party any sums paid to the Executive by the Company during the period of such incapacity will constitute a loan which must be repaid by the Executive to the Company following recovery of such damages (provided that the Executive will not be required to repay more to the Company than has been recovered in damages for loss of earnings).

14.6 If the Executive is caused to be incapable of performing his duties and responsibilities hereunder by a third party and the Company wishes to bring


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
     an action against such third party the Executive will (at the Company's expense) provide all such assistance and co-operation as the Company may reasonable require for the purpose of prosecuting such an action.

15   INVENTIONS  AND  IMPROVEMENTS

15.1 If the Executive creates or discovers or participates in the creation or discovery of any inventions or Intellectual Property during the course of his employment with the Company, the Executive shall promptly give to the Company full details of such inventions or Intellectual Property and if such inventions or Intellectual Property in the opinion of the Company relate to or are capable of being used in the business for the time being carried on by the Company or any Group Company or if such inventions or Intellectual Property shall be an invention belonging to the employer as defined in Section 39 (1) of the Patents Act 1977, then without prejudice to any other right of the Company or any Group Company any such inventions or Intellectual Property shall be the absolute property of the Company and the Executive shall forthwith and from time to time both during his employment and thereafter at the request and expense of the Company:

     15.1.1 give and supply all such information, data, drawings and assistance as may be necessary to enable the Company to exploit such inventions or Intellectual Property to the best advantage;

     15.1.2 execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the inventions or Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct;

     15.1.3 not do any act or fail to do any act which might invalidate or adversely affect any inventions or Intellectual Property.

15.2 The Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this clause 16 and in favour of any third party a certificate in writing signed by any director or the Secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

15.3 The Executive waives all of his moral rights as defined in the Copyright Designs and Patents Act 1988 in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to the inventions and Intellectual Property which are the property of the Company (or are the property of the Company by virtue of clause 15.2 hereof).

15.4 Rights and obligations under this clause shall continue in force after termination of this Agreement in respect of inventions or Intellectual Property made or discovered during the Executive's employment under this Agreement and shall be binding upon his representatives.

15.5 In this clause 15, "Intellectual Property" includes letters patent, trade marks, service marks, trade names, designs, utility models, copyrights (existing and future), design rights, applications for registration of any of the foregoing and the right to apply for them in any part of the world, moral rights, inventions, improvements to procedures, confidential information, know-how, and rights of like nature arising or subsisting anywhere in the world, in relation to all of the foregoing, whether registered or unregistered.

16   RESTRICTIONS  AFTER  EMPLOYMENT

16.1 For  the  purposes  of  this  clause the following definitions shall apply:

     "Customer" shall mean any customer of the Company or any Group Company within a period of 12 months before the Termination Date with whom or which, during such period the Executive had significant dealings in the course of his employment by the Company or any Group Company and/or the Executive had significant influence over or a relationship of loyalty with in the course of his employment by the Company or any Group Company.

     "Prospective Customer" means any potential customer with whom, to the knowledge of the Executive the Company or any Group Company has been in active negotiation or has submitted tenders at any time within a period of 6 months before the Termination Date;

     "Services" means the any product or service relating to software in the turnkey securities exchanges field developed or being developed or marketed sold or provided by the Company or any Group Company during the 12 months immediately preceding the Termination Date with which the Executive's duties were concerned or for which he was responsible during the 12 months immediately preceding the Termination Date;

     "Supplier" shall mean any individual, company or organisation with which the Company or any Group Company has entered into joint venture agreement, license agreement, collaboration agreement, or any other commercial agreement in connection with the Services or which provides technical or specialist services to the Company and any Group Company in connection with the Services and with which the Executive has had significant dealings in the course of his employment within a period of 12 months before the Termination Date.

     "Prospective Supplier" shall mean any prospective Supplier with whom the Company has been in active negotiation within a period of 6 months before the Termination Date.

     "Termination Date" shall mean the date of termination of the Executive's employment.

16.2 In order to protect the legitimate business of the Company and any Group Company with which the Executive shall be significantly involved during the course of his employment, the Executive hereby undertakes that (without the prior written consent of the Board) he shall not:

     16.2.1 for a period of 6 months after the Termination Date whether directly or indirectly in any capacity whatsoever (on his own behalf or on behalf of any other person, firm or company) solicit or entice away or seek to solicit or entice away from the Company or any Group Company whether by means of the supply of names or expressing views on suitability or otherwise, any person who at the Termination Date was employed by the Company or any Group
               Company:

               16.2.1.1  as  a  Director;

               16.2.1.2  in  a  managerial  capacity;

               16.2.1.3 who had sales responsibilities with significant customer contact;

               16.2.1.4  in  a  technical  capacity;

               16.2.1.5 who had confidential information as defined in clause 17 hereof and with whom the Executive had dealings, in the course of his employment, within a period of 6 months before the Termination Date and who were engaged in supplying Services within a period of 6 months before the Termination Date.

     16.2.2 for a period of 12 months after the Termination Date whether directly or indirectly in any capacity whatsoever (whether on his own behalf or on behalf of any other person, firm or company) solicit or seek in any capacity whatsoever any business, order or custom for any services which are competitive with the Services from any Customer or otherwise interfere with the relationship between the Company or any Group Company and any Customer;

     16.2.3 for a period of 6 months after the Termination Date whether directly or indirectly in any capacity whatsoever (whether on his own behalf or on behalf of any other person, firm or company) solicit or seek in any capacity whatsoever any business, order or custom for any services which are competitive with the Services from any Prospective Customer or otherwise interfere with the relationship between the Company or any Group Company and any Prospective Customer;

     16.2.4 for a period of 12 months after the Termination Date whether directly or indirectly in any capacity whatsoever (whether on his own behalf or on behalf of any other person, firm or company) seek to entice away from the Company or otherwise interfere with the terms of dealing or the relationship between the Company and any Group Company and any Supplier;

     16.2.5 for a period of 6 months after the Termination Date whether directly or indirectly in any capacity whatsoever (whether on his own behalf or on behalf of any other person, firm or company) seek to entice away from the Company or otherwise interfere with the terms of dealing or the relationship between the Company and any Group Company and any Prospective Supplier;

16.3 After the termination of his employment, for any reason whatsoever, the Executive shall not for any reason represent himself as still connected with the Company or any Group Company or as still authorised to conduct business on behalf of the Company or any Group Company.

16.4 The parties hereby agree that in the event of the Executive being dismissed in circumstances amounting to Unfair Dismissal or in breach of contract, the above restrictions will cease to apply.

16.5 Each of the restrictions in the sub-clauses of this clause shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or the remaining provisions of this Agreement.

17   CONFIDENTIAL  INFORMATION

17.1 In addition and without prejudice to the Executive's common law obligations to keep information secret the Executive shall not (except for the purpose of properly performing his duties hereunder or with the prior express written consent of the Company or unless ordered to do so by a Court) during his employment or after its termination use, disclose or communicate and shall use all reasonable endeavours to prevent the improper use, disclosure or communication of:

     17.1.1 any information of a confidential nature (including but not limited to information regarding the business, accounts, finances, trading, Customer lists, Customers, Suppliers and manufacturers details and information, fee rates, ways of calculating fee rates, quotations and tenders, licences, contractual arrangements, negotiated prices, contract details, details of suppliers and contractual arrangements with them, employee details, software, intellectual property rights, designs, business plans, results of developments, marketing strategies, ideas and future plans for the business or otherwise howsoever) of the Company or any Group Company;

     17.1.2 any confidential report or research undertaken by or for the Company or any Group Company during the course of his employment;

     17.1.3 any information designated as confidential by the Company or any Group Company or which to his knowledge has been supplied to the Company or any Group Company subject to an obligation of confidentiality.

17.2 In this clause "information" and "confidential report or research" refer to confidential information and confidential reports and research which came to the knowledge of the Executive during the course of his employment.

17.3 In order to protect the Company's confidential information, the Executive agrees that he will not at any time make or arrange to have made any copy, abstract, summary or precis of the whole or any part of any document, computer programme or record belonging to the Company except when required to do so for the purpose of properly performing his duties hereunder, and the Executive acknowledges that any such copy, disk, programme, abstract, summary or precis shall belong to the Company and shall be delivered up to the Company on termination of his employment.

18   TERMINATION

18.1 If the Executive commits any fundamental breach of the Agreement, including without limitation any of the following:

     18.1.1 the Executive is adjudged bankrupt or enters into any composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986;

     18.1.2 the Executive is guilty of gross negligence or an act of fraud against the Company; or

     18.1.3 any material and fundamental breach of this Agreement not remedied by the Executive Burrell within 30 (thirty) days of written notice to him from the Company, which notice must include a detailed and specific description of the alleged material breach; or

     18.1.4 the Executive shall be convicted of any criminal offence (other than an offence under the road traffic legislation in the United Kingdom or elsewhere for which a penalty other than imprisonment (either immediate or suspended) is imposed) or other than one which in the opinion of the Board does not adversely affect his position as a director;

     18.1.5 being suspended/disqualified by any relevant regulatory authority which would prevent the Executive from carrying out his duties;

     18.1.6 the Executive shall be or become prohibited by law from being a director;

     18.1.7 the Executive shall resign as a director of the Company or any Group Company without the consent of the Board;

     then the Company shall be entitled by written notification to the Executive to forthwith determine his employment under this Agreement. In the event of termination pursuant to this sub-clause 18.1, the Executive shall have no claim against the Company or any Group Company for pay in lieu of the then unexpired fixed term or damages or otherwise by reason of such termination. The Executive will only be entitled to the payment of any accrued salary due at the date of termination. The provisions of this sub-clause 19.1 are without prejudice to any rights which the Company may have at common law to terminate the employment of the Executive summarily.

18.2 Subject to clause 10.2 above, the Board may terminate the Executive's employment in the event of long term disability or death. For the avoidance of doubt, the Company shall pay the Executive all accrued salary for the month in which his duties were terminated and any pro-rated bonus for the year up to the date of termination.

18.3 In the event of the Executive's employment being terminated by the Company other than for the reasons set out in clause 18.1 above, or by notice set out in clause 4.1 above, the Executive shall be entitled to the termination package set out below at clause 18.4.3.

18.4 Change  of  Control
     -------------------

     18.4.1 For the purposes of this clause 18.4 the following definitions shall apply:

          18.4.1.1  "Change  in  Control"  means  the  meaning ascribed to it in section  840  of  the Income and Corporation Taxes Act 1988;
                    and

          18.4.1.2 "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

                    18.4.1.2.1 the assignment to the Executive by the Company or any Group of duties inconsistent with his position, responsibilities and status with the Company immediately prior to a Change in Control, or a change in his job titles or offices held immediately prior to a Change in Control, or the removal the Executive from or any failure to re-elect him to any of such positions other than for the reasons set out in clause 18.1 above;

                    18.4.1.2.2 a reduction by the Company of the Executive's salary and benefits in effect immediately prior to the Change on Control;

                    18.4.1.2.3 any material breach by the Company of any provision of this Agreement; or

                    18.4.1.2.4 any failure by the Company to obtain the assign this Agreement to any successor or assign of the Company.

     18.4.2 If there is a Change of Control of the Company in contemplation of or within 12 months after which:

          18.4.2.1 the Executive is dismissed by the Company for any reason other than the reasons set out at clause 18.1 above; or

          18.4.2.2 the Executive terminates his employment or gives notice to terminate, for Good Reason (as defined above);

               the Executive shall be entitled to the termination payment set out below at 18.4.3 below.

     18.4.3 The termination payment payable in the circumstances set out in clauses 18.4.2 above shall be as follows:

          18.4.3.1 A lump sum cash payment, to be payable within ten days of the date of termination of employment (in accordance with clause 18.4.2 above) in an a sum equivalent to 2 (two) times the Executive's basic salary (at the rate applicable at the date notice is given) and benefits (including within limitation bonus, car provision or allowances, insurance cover and pension contributions) specified in this Agreement or otherwise, or a payment of the monetary value in lieu thereof. Such payment shall be capped at 2.99 (two point nine-nine) times his basic annual salary. [For the avoidance of doubt this payment shall be made in addition to all accrued salary and benefits ( including bonus) accrued to the date of termination and any sums payable in lieu of the unexpired Fixed Term or relevant notice under clause 4.2 above; and

          18.4.3.2 The Company shall maintain all the various insurances covers for a period of 36 months after the date the termination of the Executive's employment or the date that the Executive becomes an employee of another company providing him with coverage substantially similar to that provided to him by the Company immediately prior to the termination of his employment. The payment of premiums by the Company will not be altered in any way and all time limits, effects of subsequent coverage and all other relevant provisions of any such plan remain unchanged and shall control Burrell's entitlement to coverage or benefits under such plan; and

          18.4.3.3 Any warrants granted to the Executive which have not vested will vest immediately upon the date of termination of the Executive's employment.

18.5 Upon the termination howsoever arising of the Executives employment and/or this Agreement, the Executive shall immediately tender his resignation from all offices he holds in the Company and in any Group Company without prejudice to any other rights accruing to either party hereto and without claim for compensation. In the event of the Executive failing so to resign as required herein, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations.

18.6 After the termination of the Executive's employment hereunder he shall not at any time thereafter represent himself as being in any way connected with or interested in the business of or employed by the Company or any Group Company other than as a shareholder; or use for trade or other purposes the name of the Company or any Group Company or any name capable of confusion therewith other than as a shareholder.

18.7 The termination of the Executive's employment hereunder for whatever reason shall not affect those terms of this Agreement which are expressed to have effect thereafter and shall be without prejudice to any accrued rights or remedies of the parties.

18.8 The Executive agrees that after termination, howsoever occurring, he will not make or publish any adverse, derogatory, misleading or untrue comments on the Company or any member of the Group, and members of their respective Board of Directors or any of their employees and agrees that he will not take part in any conduct conducive or potentially conducive to the bringing of the Company or any member of the Group its directors and/or employees into disrepute.

19   RETURN  OF  COMPANY  PROPERTY

19.1 Upon the termination howsoever arising of the Executive's employment and/or this Agreement, the Executive shall subject to clauses 9.3, 10.6.6, and
     19.3  upon  demand

     19.1.1 deliver up to the Company all property in his possession or under his control belonging to the Company or any Group Company including but nor limited to all credit cards, keys and passes, details of client records, Company manuals, records made by the Executive in the course of his employment, address lists, address books, diaries, disks, programmes and software, correspondence, documents, books, papers, files, records, training records and reports and other property or material belonging to or relating to the business of the Company and any Group Company or their suppliers or clients which may have come into his possession, custody or control in the course of or in consequence of his employment (and whether or not belonging to the Company or any Group Company) and the Executive shall not be entitled to and shall not retain any copies thereof in whatever form. For the avoidance of doubt, this shall exclude the office equipment provided and set out at clause 9.3 above.

     19.1.2 irrevocably delete any information belonging to the Company or any Group Company from any computer system in his possession or under his control which computer system is not directly or indirectly the property of the Company or any Group Company.

20   GRIEVANCE  AND  DISCIPLINARY  PROCEDURE

20.1 The Executive is subject to the Company's disciplinary rules and disciplinary procedures in force from time to time. Such rules and procedures shall not form part of the Executive's contract of employment.

20.2 The Company reserves the right to suspend the Executive for the purposes of investigating any allegation of misconduct or breach of this Agreement. The period of suspension shall not normally exceed one month. Whilst suspended the Executive shall continue to be entitled to his salary and all other contractual benefits. During any period of suspension pursuant to this clause the Executive shall not, except with the prior written consent of the Chairman of the Board attend any premises of the Company or any Group Company, conduct any business on behalf of the Company or any Group Company or contact any employee or customer of the Company or any Group Company.

20.3 If the Executive wishes to seek redress of any grievance relating to his employment he should refer such grievance to the Board. Appeal against warnings issued under the disciplinary or performance improvement procedures should be notified to the Company Secretary, in writing, within five working days of receipt of the warning setting out in full the grounds of the Executive's appeal.

21   DATA  PROTECTION

     The Executive agrees to acquaint himself with and abide by the Company's Data Protection Policy from time to time in force, breach of which will be treated as a serious disciplinary matter which may result in his dismissal.

22   SHARE  DEALINGS

22.1 The Executive shall comply, where relevant, with every rule of law, every requirement of the London Stock Exchange, The American Stock Exchange and every regulation of the Company from time to time in force in relation to dealings in shares, debentures or other securities of the Company or any Group Company and unpublished price sensitive information affecting the shares, debentures or other securities of any other company and, in relation to overseas dealings, the Executive shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

22.2 The Executive shall not (and shall procure so far as he is able that his spouse and children shall not) deal or become or cease to be interested (within the meaning of Part I of Schedule XIII to the Companies Act 1985) in any securities of the Company except in accordance with any Company rules or guidelines from time to time relating to securities transactions by directors.

23   RECONSTRUCTION  OR  AMALGAMATION

     If the employment of the Executive under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Executive is offered reasonable alternative employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of the termination of his employment under this Agreement.

24   GENERAL

24.1 No failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Company of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

24.2 There are no collective agreements which directly affect the terms and conditions of the Executive's employment.

25   NOTICES

25.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by first class prepaid letter to the address of that party specified in this Agreement or to that party's facsimile number thereat or at such other address or facsimile number as may be notified by that party from time to time for this purpose. Service at the last notified address or facsimile number shall be effective for the purposes of this Agreement notwithstanding the fact that either party may subsequently have changed its address or facsimile number without having notified the other party under the provisions of this clause.

25.2 Unless the contrary shall be proved each such notice or communication shall be deemed to have been given or made and delivered, if by letter, 72 hours after posting and, if by delivery or facsimile, when respectively delivered or transmitted.

26   OTHER  AGREEMENTS

     This Agreement supersedes all other agreements other than those expressly referred to in this Agreement whether written or oral between the Company or any Group Company and the Executive relating to the employment of the Executive and the Executive acknowledges and warrants to the Company that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

27   GOVERNING  LAW

     This Agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the non-exclusive jurisdiction of the English courts as regards any claim or matter arising in respect of this Agreement.

28   POWER  OF  ATTORNEY

     The Executive hereby appoints the Company to act as his attorney with authority in his name and on his behalf to execute any deed or instrument and/or any such thing and generally to use his name for the purposes of resigning as a director of the Company in and taking such steps as are necessary to implement the Executive's obligation under clause 16.

In witness whereof this Agreement has been duly executed by the parties as a deed the day and year first above written.

Executed by as a deed                )            /s/ T.P. Ramsden
by the Company                       )            .......................
                                                  Director
                                                  .......................
                                                  Director/Secretary

Signed and delivered as a deed              )
by the said LINDSAY MEREDITH SMITH          ) /s/ Lindsay  Meredith Smith
in the presence of:                         )


Witness signature:

Witness name:

Witness address:

Witness occupation:


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